Item 77C -
DWS Gold &
Precious
Metals Fund
(a series of
DWS Mutual
Funds, Inc.)
Registrant
incorporates by
reference to
Proxy
Statement filed
on February 27,
2006 (Accession
No.
0001193125-06-
039892).
A Special
Meeting of
Shareholders
(the "Meeting")
of DWS Gold
& Precious
Metals Fund
(the "Fund")
was held on
May 5, 2006, at
the offices of
Deutsche Asset
Management,
345 Park
Avenue, New
York, New
York 10154. At
the Meeting, the
following
matters were
voted upon by
the shareholders
(the resulting
votes are
presented
below).
I.	Election
of
Directors.


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
17,927,835.183
822,719.812
Dawn-Marie
Driscoll
17,922,593.190
827,961.805
Keith R. Fox
17,913,329.119
837,225.876
Kenneth C.
Froewiss
17,935,985.363
814,569.632
Martin J. Gruber
17,921,041.805
829,513.190
Richard J. Herring
17,932,722.446
817,832.549
Graham E. Jones
17,921,029.750
829,525.245
Rebecca W. Rimel
17,947,543.376
803,011.619
Philip Saunders, Jr.
17,918,789.444
831,765.551
William N. Searcy,
Jr.
17,919,353.244
831,201.751
Jean Gleason
Stromberg
17,915,698.437
834,856.558
Carl W. Vogt
17,911,496.822
839,058.173
Axel Schwarzer
17,918,566.175
831,988.820

The Meeting
was reconvened
on June 1, 2006,
at which time
the following
matters were
voted upon by
the shareholders
(the resulting
votes are
presented
below).
II-A.	Approval
of an
Amended
and
Restated
Investmen
t
Manageme
nt
Agreemen
t.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
14,978,746.474
719,326.008
827,730.717
3,455,103.000

II-B.	Approval
of a
Subadviso
r
Approval
Policy.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
14,850,146.817
825,181.945
850,474.437
3,455,103.000

III.	Approval
of a
Revised
Fundamen
tal
Investmen
t
Restrictio
n
Regarding
Commodi
ties.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
14,816,966.104
843,747.585
865,089.510
3,455,103.000

IV-C.
	Approv
al of
Amended
and
Restated
Articles of
Incorporat
ion.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
14,875,693.748
794,875.825
855,233.626
3,455,103.000

*	Broker non-
votes are
proxies
received by the
Fund from
brokers or
nominees when
the broker or
nominee
neither has
received
instructions
from the
beneficial
owner or other
persons entitled
to vote nor has
discretionary
power to vote
on a
particular
matter.